UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2021

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

100 Sylvan Road, Suite G700, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previouslty disclosed on May 12, 2021, Bridgeline Digital, Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of May 11, 2021 (the “Purchase Agreement”), with Svanaco, Inc., an Illinois corporation (“Svanaco”), Svanawar, Inc., an Illinois corporation (collectively, the “Sellers”), and Hawk Search Inc., an Illinois corporation (“Hawk Search”), which provided for the purchase by the Company all of the issued and outstanding shares of capital stock of Hawk Search from the Sellers (the “Acquisition”), for a total aggregate purchase price of approximately $11.85 million (the “Purchase Price”).

The Acquisition was consummated on May 28, 2021 (the “Closing Date”) in accordance with the terms of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the Closing Date, as partial payment of the Purchase Price, the Company (i) paid to the Sellers an initial cash payment, subject to certain working capital adjustments pursuant to the Purchase Agreement, of approximately $4.8 million, and (ii) issued a total of 1,500 shares of its newly created shares of Series D Convertible Preferred Stock (“Series D Preferred”), valued at $1.5 million in the aggregate. In accordance with the Purchase Agreement, the remaining $4.6 million of the Purchase Price shall be payable by the Company as follows: (i) approximately $2.0 million in cash, to be paid on or before December 31, 2021, and (ii) up to approximately $2.6 million as a performance based earnout (subject to certain adjustments pursuant to the Purchase Agreement)  payable within 30 days of the Company upon conclusion of its fiscal year 2022 annual audit and filing its Annual Report on Form 10-K for the fiscal year ending September 30, 2022.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by the Company on May 12, 2021, and which is incorporated by reference herein. The material terms of the Series D Preferred were previously disclosed in Item 5.03 of the Company’s Current Report on Form 8-K filed on May 14, 2021, which is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Series D Preferred is incorporated by reference herein. The Series D Preferred and, unless subsequently registered, the shares underlying the Series D Preferred, were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item              Financial Statements and Exhibits

9.01

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report. The Company intends to file this pro forma financial information by an amendment within the timeframe permitted by Item 9.01(b).

(d)         Exhibits

Exhibit Number	Description
10.1

Stock Purchase Agreement, by and between the Company, Svanaco, Inc., an Illinois corporation, Svanawar, Inc., an Illinois corporation, and Hawk Search Inc., an Illinois corporation, dated May 11, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 12, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: June 4, 2021

	By:	/s/ Mark G. Downey
Mark G. Downey
Chief Financial Officer